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                                                                   EXHIBIT 3(ii)


                                     BYLAWS
                                       OF
                       SPELLING ENTERTAINMENT GROUP INC.

                                   ARTICLE I

                                    Offices

         The principal office of the corporation shall be in such city and state as the Board of Directors may from time to time designate. The corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the corporation may require.

                                   ARTICLE II

                             Stockholders' Meetings

         Section 1. The place of all meetings of the stockholders shall be the principal office of the corporation, or such other place as shall be determined, from time to time, by the Board of Directors, and the place at which such meeting shall be held shall be stated in the notice and call of the meeting.

         Section 2(a). The annual meeting of the stockholders of the corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held on the second Monday of June in each year or such other date as shall be established by the Board of Directors.

         Section 2(b). Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election by stockholders as directors. Nominations of persons for





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election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that, in the event that less than seventy
(70) day's notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age and business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to





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Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 3. The voting at all meetings of stockholders may be viva voce, but any qualified voter may demand a stock vote, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by proxy, it shall also state the name of such proxy.





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         At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than one year prior to said meeting. Each stockholder shall have one vote for each share of common stock ($0.10 par value) of the corporation, registered in his name on the books of the corporation, and, except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on which shall have been transferred on the books of the corporation within twenty (20) days next preceding such vote.

         Section 4. The order of business at the annual meeting of stockholders shall be as follows:

                 (a)      Calling the meeting to order.
                 (b)      Proof of notice of meeting.
                 (c)      Reading of minutes of last previous meeting.
                 (d)      Reports of officers.
                 (e)      Reports of committees.
                 (f)      Election of directors.
                 (g)      Miscellaneous business.

         Section 5. Special meetings of the stockholders may be called at any time by the Chairman of the Board, the President, a majority of the Board of Directors, the holders of not less than one-tenth of all the shares entitled to vote at the meeting, or otherwise as provided by law.

         Section 6. Notice of the time and place of the annual meeting of stockholders shall be given by mailing written or printed notice of the same at least ten (10) days, and not more than sixty (60)





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days, prior to the meeting, and notice of the time and place and purpose of a special meeting shall be given by written or printed notice of the same at least ten (10) days, and not more than sixty (60) days, prior to the meeting, with postage prepaid, to each stockholder of record of the corporation entitled to vote at such meeting, and addressed to the stockholder's last known post office address, or to the address appearing on the corporate books of the corporation; but notice of meeting may be waived. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting.

         Section 7. A quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person or by proxy, a majority of the shares entitled to vote at the meeting, except as otherwise specifically provided by law or in the Amended and Restated Articles of Incorporation. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

         Section 8. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the





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Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that, in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be





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conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and, if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

                                  ARTICLE III

                               Board of Directors

         Section 1. The management of all of the affairs, property and business of the corporation shall be vested in a Board of Directors, consisting of not less than three (3) nor more than twenty (20) persons. In addition to the powers and authorities by these Bylaws and the Amended and Restated Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. No director need be a stockholder.

         Section 2. The number of directors shall be no less than three (3) nor more than twenty (20) persons in number. The number of directors to be elected at each annual meeting of stockholders shall be fixed by the Board of Directors. The Board of Directors shall have the right at any time during the ensuing year to





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increase the number of directors by not more than three (3) additional directors. A director elected at the annual meeting shall hold office until his successor is elected and qualified unless he earlier resigns or is removed.

         Section 3. All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the remaining directors or a majority of the remaining directors attending a stated or special meeting called for that purpose, even though less than a quorum be present. A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor, and until his successor is elected and qualified.

         Section 4. Regular meetings of the Board of Directors may be held at the principal office of the corporation or at such other place or places as the Board of Directors may designate from time to time.

         Section 5. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or a majority of the directors, to be held at the principal office of the corporation, or at such other place or places as the notice calling the meeting may designate.

         Section 6. Notice of all special meetings of the Board of Directors shall be given to each director by five (5) days' service of the same by telegram, by letter delivered by mail or by a commercial delivery service, or personally, and notice of meetings may be waived.





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         Section 7.  A quorum at all meetings of the Board of Directors shall consist of a majority of the directors, but less than a quorum may adjourn any meeting, which may be held on subsequent dates without further notice, provided a quorum be present at such deferred meeting.

         Section 8. Standing or temporary committees may be appointed from its own number by the Board of Directors from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by such Board. An executive committee may be appointed by resolution passed by a majority of the directors, and it shall have all the powers provided by statute except as specially limited by the Board. All committees so appointed shall keep regular minutes of the transactions of their meetings, and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report same to the Board of Directors at its next meeting.

                                   ARTICLE IV

                                    Officers

         Section 1. The officers of the corporation shall consist of a Chairman of the Board, a President, a Chief Financial Officer, one or more Vice Presidents (which may include senior and executive vice presidents), a Secretary and a Treasurer, who shall be elected for one year by the directors at their first meeting after the annual meeting of the stockholders, and who shall hold office until their successors are elected and qualify. The Board of Directors





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may also designate the President as Chief Executive Officer of the corporation.
The Board of Directors may also choose Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. No officer, except the Chairman of the Board, need be a member of the Board of Directors. The same person may hold two or more offices.

         Section 2(a). The Chairman of the Board shall be the Chairman of the Executive Committee and shall preside at all meetings of the Board of Directors or the Executive Committee when present. He shall provide leadership to the Board of Directors and shall oversee the deliberations and activities of the Board. He shall advise and counsel with the President of the corporation on all matters of corporate interest. The Chairman of the Board shall also perform such other duties as may be assigned to him by the Board of Directors.

         Section 2(b). The President shall be chief operating officer charged with the actual operation of all of the corporation's affairs, directly or through delegation of authority to other officers, within the framework of directives and policies prescribed from time to time by the Board of Directors. He shall also perform such other duties as may be specifically directed by the Board of Directors or are incidental to his office and not prescribed in these Bylaws.

         Section 2(c). The Chief Financial Officer shall be charged with the duties of obtaining necessary financing for the corporation and coordinating, directing and administering the corporation's financial operations within the framework of





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directives and policies, prescribed from time to time by the President or the
Board of Directors. The Chief Financial Officer shall be responsible to the President and the Board of Directors for the efficient and satisfactory discharge of all of his duties. He shall perform other duties incidental to his office and not prescribed in these Bylaws, as may be directed by the President or the Board of Directors. He shall report to the President and the Board of Directors as to the financial condition of the corporation at such time and in such manner as directed by the President or the Board of Directors.

         Section 3. The Vice President or Vice Presidents shall perform such duties as are assigned by the President or the Board of Directors, and such other duties that are incidental to the office of Vice President.

         Section 4. The Secretary shall issue notice for all meetings, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incidental to his office, or are properly required of him by the Board of Directors.

         Section 5. The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep regular books of account. He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors from time to time as may be required of him an





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account of all his transactions as Treasurer and of the financial condition of the corporation. He shall perform all duties incidental to this office or which are properly required of him by the Board of Directors.

         Section 6. In the case of absence or inability to act of any officer of the corporation, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

         Section 7. Vacancies in any office arising from any cause may be filled by the directors at any regular or special meeting.

         Section 8. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 9. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

         Section 10. The Board of Directors may, be resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other duties as may from time to time be required by the Board of Directors.





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                                   ARTICLE V

                                     Stock

         Section 1. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary, certifying to the number of shares owned by him. Where, however, such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting in behalf of the corporation, and a registrar, the signatures of any of the above-named officers may be facsimile.

         In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificates may, nevertheless, be adopted and issued and delivered by the corporation as though the officer who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

         Section 2. Transfer of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the stock of the corporation.

         Section 3. Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest





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in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Florida.

         Section 4. In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar of such stock in such sum as the officers of the corporation may provide. An officer of the corporation, within the discretion provided for in the determination of whether or not a bond is "satisfactory" and whether the sum thereof is adequate, may waive the requirement of a bond.

         Section 5. The Board of Directors shall have the power to close the stock transfer books of the corporation for a period not exceeding forty (40) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding forty (40) days in connection with obtaining the consent of the stockholders for any purpose; provided, however, that, in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into





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effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion, or exchange of capital stock, or to give such consent without actually closing such transfer books, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of and to vote at such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

                                   ARTICLE VI

                             Dividends and Finances

         Section 1. Before making any distribution of profits, there may be set aside out of the net profits of the corporation, such sum or sums as the directors may from time to time, in their absolute discretion, deem expedient, as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.





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         Section 2.  The monies of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check signed by persons designated by resolution by the Board of Directors.

                                  ARTICLE VII

                               Books and Records

         The books, accounts and records of the corporation except as may be otherwise required by the laws of the State of Florida may be kept outside of the State of Florida at such place or places as the Board of Directors may from time to time designate. The Board of Directors shall determine whether and to what extent the accounts and books of the corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or by resolution of the stockholders or directors, provided that the provisions of this paragraph shall not be construed as changing in any way the duty of the Treasurer to make proper reports to the stockholders at the annual meeting.

                                  ARTICLE VIII

                                    Notices

         Section 1. Whenever the provisions of a statute or these Bylaws require notice to be given to any director, officer or stockholder, they shall not be construed to mean personal notice; such notice may be given in writing by depositing the same in a





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post office or letter box, in a postage paid, sealed wrapper, addressed to such director, officer or stockholder at his or her address as the same appears on the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

         Section 2. A waiver of any notice in writing, signed by a stockholder, director or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to director, officer or stockholder.

                                   ARTICLE IX

                                      Seal

         The corporate seal shall consist of the name THE CHARTER COMPANY and the figures 1959, together with the words CORPORATE SEAL and FLORIDA.

                                   ARTICLE X

                              Amendment of Bylaws

         Alteration, amendment or repeal of the Bylaws may be made by a majority of the stockholders entitled to vote at any meeting, or by the Board of Directors by unanimous written consent or by a majority vote of the directors at any regular or special meeting, provided notice of such alteration, amendment or repeal has been given to each director in writing at least two (2) days prior to said meeting.





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                                   ARTICLE XI

                                Indemnification

         Indemnification of directors, officers, employees and agents of the corporation may be made to the full permitted by Florida law.

                                  ARTICLE XII

                           Control-share Acquisitions

         The Florida Control-share Acquisitions statute, Statutes Section
607.0902 (1991), as it subsequently may be amended, and any successor provision (the "Statute"), shall not apply to control-share acquisitions (as defined in the Statute) of shares of the corporation.





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